Exhibit 10.2

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”), dated as of December 1, 2005, is entered into among CURATIVE HEALTH SERVICES, INC., a Minnesota corporation formerly known as Curative Holding Co. (“Holdings”), EBIOCARE.COM, INC., a Delaware corporation (“eBioCare”), HEMOPHILIA ACCESS, INC., a Tennessee corporation (“Hemophilia Access”), APEX THERAPEUTIC CARE, INC., a California corporation (“Apex”), CHS SERVICES, INC., a Delaware corporation (“CHS”), CURATIVE HEALTH SERVICES OF NEW YORK, INC., a New York corporation (“CHSNY”), OPTIMAL CARE PLUS, INC., a Delaware corporation (“Optimal Care”),  INFINITY INFUSION, LLC, a Delaware limited liability company (“Infinity”), INFINITY INFUSION II, LLC, a Delaware limited liability company (“Infinity II”), INFINITY INFUSION CARE, LTD., a Texas limited partnership (“Infinity Infusion”), MEDCARE, INC., a Delaware corporation (“Medcare”), CURATIVE PHARMACY SERVICES, INC., a Delaware corporation (“CPS”), CURATIVE HEALTH SERVICES CO., a Minnesota corporation formerly known as Curative Health Services, Inc. (“CHSC”), CRITICAL CARE SYSTEMS, INC., a Delaware corporation (“CCS”) (Holdings, eBioCare, Hemophilia Access, Apex, CHS, CHSNY, Optimal Care, Infinity, Infinity II, Infinity Infusion, Medcare, CPS, CHSC and CCS are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”), CURATIVE HEALTH SERVICES III CO. (“Guarantor”), a Minnesota corporation, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), as Agent and Lender.

RECITALS:

WHEREAS, the Borrowers and GE Capital are parties to that certain Amended and Restated Credit Agreement, dated April 23, 2004, as amended by (i) that certain First Amendment to Amended and Restated Credit Agreement and Collateral Documents dated as of May 3, 2004, (ii) that certain Second Amendment to Amended and Restated Credit Agreement dated as of June 30, 2004, (iii) that certain Third Amendment to Amended and Restated Credit Agreement dated as of October 20, 2004 and (iv) that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of December 31, 2004 (as so amended, the “Credit Agreement”; capitalized terms used but not defined in this Agreement have the meanings given in the Credit Agreement), whereby the Lenders have made available a revolving credit facility and other financial accommodations to the Borrowers, subject to the terms and conditions contained in the Credit Agreement;

WHEREAS, the Borrowers, Guarantor and GE Capital entered into that certain Waiver Agreement dated as of November 7, 2005, respecting the existence of certain Events of Default under the Credit Agreement (the “Waiver Agreement”);

WHEREAS, the Borrowers and the Guarantor hereby acknowledge and confirm that Events of Default have occurred and are continuing under Section 8.1 of the Credit Agreement including but not limited to those occurring as a result of the expiration of the temporary waiver, the expiration of the Waiver Period and the continued existence of the November Note Interest Payment Default (as such terms are defined in the Waiver Agreement (referred to as the

“Existing Defaults”).  The Borrowers and Guarantor further waive notice of default respecting the Existing Defaults and acknowledge and confirm that none of such Existing Defaults have been waived by Lenders or cured by the Borrowers and that the foregoing identification of specific Events of Default does not imply that other Events of Default do not exist on the date hereof.

WHEREAS, the Borrowers and Guarantor further acknowledge and agree that by reason of the occurrence of the Existing Defaults, the Lenders are not required to make any further loans or advances to the Borrowers, and the Agent and the Lenders have the right at any time to exercise their rights and remedies under the Credit Agreement and related Loan Documents.

WHEREAS, the Borrowers and the Guarantor have requested, notwithstanding that the Existing Defaults referred to above exist under the Credit Agreement and the November Waiver Agreement and have not been waived or cured, that the Agent and the Lenders forbear from exercising remedies on account of the Existing Defaults until the sooner to occur of March 30, 2006 or the occurrence of a Terminating Event, as such term is defined in Section 2 herein.

WHEREAS, the Guarantor acknowledges and agrees that the Guaranty Agreement is and remains in full force and effect on the date hereof as to all obligations of the Borrowers to the Lenders outstanding on the date hereof and/or accruing and incurred hereafter and the Guarantor hereby acknowledges and confirms that its Guaranty is deemed part of the Loan Documents in respect of the Credit Agreement referenced in this Agreement.

WHEREAS, the Borrowers have requested that Lenders waive the Waiver Fee as defined in Section 5.1.(b)(ii) of the Waiver Agreement dated August 8, 2005 (the “August Waiver”).

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.                                       Forbearance Period.

(a)                                  Each of the Borrowers and the Guarantor hereby acknowledges and confirms (i) the occurrence and continuance of each of the Existing Defaults, and (ii) that the Existing Defaults are material in nature.

(b)                                 Subject to the terms and conditions hereof, including, without limitation, the satisfaction of the conditions precedent described in Section 6 herein, each of the Lenders agrees that during the period from the time that all conditions precedent described in Section 6 herein are satisfied through the earlier of (i) 2:00 p.m. (Eastern Time) on April 28, 2006, or (ii) the occurrence of a Terminating Event (the “Forbearance Period”), it will forbear from exercising remedies under the Credit Agreement and the Loan Documents in respect of the Existing Defaults, other than: (i) the right upon the occurrence of a Terminating Event to collect interest at the Default Rate and (ii) the rights and remedies described herein, which rights and remedies the Borrowers acknowledges and confirms that the Lenders are entitled to exercise pursuant to the terms of this Agreement.

(c)                                  During the Forbearance Period, interest due under the Credit Agreement will: (i) accrue at the Default Rate, and (ii) be paid at the rate provided for in the Credit Agreement as if an Event of Default had not occurred.  The difference between the interest accrued and the interest paid shall hereafter be referred to as the “PIK Spread”.  The PIK Spread shall become due and payable at the expiration or termination of the Forbearance Period.  GE Capital hereby agrees to waive the PIK Spread provided that:  (I) a Terminating Event does not occur hereunder, (II) the Debtor accepts GE Capital’s proposal for the DIP Credit Facility as provided in Section 7(c)(iii) hereof,  and (III) GE Capital provides the Replacement Facility (as defined in the Waiver Agreement).  The term Replacement Facility as used in the Waiver Agreement shall mean an exit credit facility to enable Borrowers to emerge from Chapter 11 and replace or refinance the Credit Agreement (and such DIP facility provided by GE Capital in the Chapter 11 case).

2.                                       Terminating Events.  The obligation of the Lenders to forbear from exercising remedies shall terminate upon the occurrence of any one or more of the following events (each, a “Terminating Event”):

(a)                                  The Borrowers and/or Guarantor, or any of them, shall fail to execute and deliver to the Agent any documents or instruments reasonably determined by the Agent to be reasonably necessary or desirable to perfect or to continue or confirm the perfection of the liens and/or the security interests of the Agent in any Collateral within two Business Days after any such documents or instruments are presented to the Borrowers and/or Guarantor; and/or

(b)                                 Any Event of Default (other than the Existing Defaults) occurs; provided, however, that no Event of Default shall be deemed to occur by reason of the filing by the Borrowers of a voluntary proceeding under Chapter 11; and/or

(c)                                  The Borrowers and/or the Guarantor, or any of them, shall have failed to comply with any of the provisions of this Agreement, including without limitation, the provisions of Sections 3 and 8; and/or

(d)                                 Failure of the Borrowers to comply with the deadlines set forth in Section 7(c) hereof after five (5) business days written notice to the Borrowers and such default having not been cured within such five (5) days; provided, however, if the default arises under Section 7(c) (i) (ii) (iii) or (iv), then the Forbearance Period may not expire sooner than January 7, 2006; and/or

(e)                                  The filing of a case under Chapter 11 in which debtor-in-possession financing is provided by any person or entity other than GE Capital or a syndicate of lenders arranged and agented by GE Capital.

Upon the occurrence of a Terminating Event, without further notice to the Borrowers or Guarantor or any other action on the part of Lenders, (i) all Obligations owing to Lenders,

together with interest thereon at the Default Rate shall be immediately due and payable without presentment, demand, protest or other notice of any kind, (ii) Lenders shall not be obligated to make any further advances or to permit the further use by the Borrowers of the Collateral and (iii) Lenders may exercise any and all rights and remedies under the Credit Agreement, the Loan Documents and applicable law.

3.                                       Other Agreements.  Each of the parties hereby agree that:

(a)                                  The Borrowers shall deliver to the Agent on the first Business Day following the fifteenth (15th) day of each month, a certificate reflecting the calculation of the Borrowers’ Borrowing Base, which shall be calculated with respect to Eligible Receivables, as of the fifteenth (15th) day of such month, and which shall be calculated with respect to Eligible Inventory, as of the fifteenth (15th) day of such month, and to be in such form satisfactory to the Agent (the “Interim Borrowing Base Certificate”).  The Interim Borrowing Base Certificate shall be in addition to, and not in lieu of, the monthly Borrowing Base Certificate required to be delivered to the Agent by the Borrowers pursuant to Section 5.2(a) of the Credit Agreement.

(b)                                 Commencing on the Effective Date (as defined below) and throughout the Forbearance Period, all Advances shall bear interest as provided in Section 1(c) hereof on the principal amounts due as set forth in Section 3(c).

(c)                                  As of November 29, 2005, the outstanding principal balance due under the Credit Agreement is $27,736,367.92,  the pre-payment penalty is $1,200,000 (the “Pre-Payment Fee”) and accrued and unpaid interest is $181,063.12 all of which, but for this Forbearance Agreement, are now due and payable.  Lenders shall waive the Pre-Payment Fee on the same terms and conditions that it has agreed to waive the PIK Spread as provided in Section 1(c).

(d)                                 Commencing on the Effective Date and continuing throughout the Forbearance Period, the Borrowers shall comply with the financial covenants set forth in the Credit Agreement as may be modified by the Waiver Agreement, August Waiver and such other agreements entered into between Borrowers and Lenders, provided, however, that Lenders hereby waive the Waiver Fee due under, and defined in, Section 5.1(b)(ii) of the August Waiver.

(e)                                  The Borrowers will deliver to the Agent, on or before December 8, 2005, cash flow projections in connection with the contemplated Chapter 11 case of the Borrowers which will reflect, among other things, compliance with cash reserve needs to satisfy reclamation and unsecured creditor claims pursuant to Bankruptcy Code Sections 546(c) and 503(b)(9).

4.                                       Advances.  During the Forbearance Period, each of the parties hereby agree that provided that no Default or Event of Default (other than the Existing Defaults) shall have occurred and be continuing the Agent and the Lenders shall continue to make Revolving Advances to the Borrowers as provided by Section 2.1 of the Credit Agreement.

5.                                       Blocked Accounts; Depository Accounts.

(a)                                  In accordance with the terms of the Credit Agreement, certain Blocked Accounts and/or Depository Accounts have been established by the Borrowers in which the proceeds of the Collateral are deposited by the Borrowers and each of its Subsidiaries.  Each

Blocked Account and/or Depository Account shall be and remain under the sole dominion and control of the Agent.

(b)                                 The Borrowers and Guarantor acknowledge and agree that they have no right of withdrawal from the Blocked Accounts and/or the Depository Accounts except for uses permitted by this Agreement and the Credit Agreement, and that the funds on deposit in such accounts shall continue to be collateral security for the Obligations.

6.                                       Conditions Precedent.  This Agreement and the agreements of the Lenders described herein will not be effective unless and until each of the following has occurred or been satisfied, or waived in writing by the Agent and the Lenders, by (i) the close of business on December 2, 2005 or (ii) such later time as the Agent and the Lenders may agree in their sole discretion (the “Effective Date”):

(a)                                  The Borrowers and Guarantor will have executed and delivered this Agreement; and

(b)                                 The Agent shall have received, in immediately available funds, an amount equal to all Documentation Fees (as defined below) arising in connection with the negotiation and execution of this Agreement plus the Agent Fee (as defined below).

7.                                       Representations and Warranties.

(a)                                  Each of the Borrowers and the Guarantor hereby acknowledges and confirms that (i) all of the Recitals set forth above are true and correct; (ii) the Agent has informed the Borrowers and the Borrowers agree that as of the close of business on November 29, 2005, there remain outstanding Letters of Credit issued by Lender for Borrowers’ account in the face amount of $225,000, and in addition, the Borrowers are liable to the Lenders under the Credit Agreement and the Loan Documents in an aggregate principal amount of $27,511,367.92 in Revolving Advances, plus accrued but unpaid interest thereon, plus the costs and expenses of the Agent and the Lenders incurred in connection with the Obligations and reimbursable under the Credit Agreement, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Agent and Lenders (or any of them) in the negotiation, preparation or enforcement of this Agreement, and any documents, agreements or instruments referred to herein, plus the Pre-Payment Fee, all without offsets, counterclaims or defenses of any kind or nature whatsoever; (iii) the acknowledgment of the Existing Defaults does not imply that other Events of Default do not exist as of the date hereof; (iv) the Credit Agreement and the Loan Documents are in full force and effect as to the Borrowers and the Guarantor and are enforceable against Borrowers and Guarantor in accordance with their respective terms; (v) all intercompany accounts receivable and intercompany accounts payable among Borrowers and the Guarantor are the result of arm’s length transactions entered into in good faith in the ordinary course of business; (vi) the Borrowers and Guarantor do not have any claims, defenses, causes of action, counterclaims or offsets against the Agent or any Lender or their respective officers, employees, agents, directors, subsidiaries, affiliates or attorneys of any kind or nature whatsoever; and (vii) as of the date hereof, all liens, security interests, assignments and pledges encumbering the Collateral, created pursuant to and/or referred to in the Credit Agreement or the Loan Documents, are first priority liens, security interests, assignments and pledges subject only to

Permitted Encumbrances, continue unimpaired, are in full force and effect and secure and shall continue to secure all of the obligations described in the respective instruments in which such interests were granted;

(b)                                 The Borrowers and Guarantor hereby further represent and warrant that:

(i)                                     After giving effect to this Agreement, and except for those matters constituting Existing Defaults, all of the representations and warranties of the Borrowers and the Guarantor in the Credit Agreement and the Loan Documents (except those made as of and which were intended to be limited to a specific earlier date) are true and complete in all material respects on the date hereof with the same force and effect as if made on such date;

(ii)                                  Except for the Existing Defaults, no Event of Default under the Credit Agreement or any Loan Document, and no event which, with the expiration of a grace period or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing;

(iii)                               After giving effect to this Agreement, no representation or warranty by the Borrowers or Guarantor contained in this Agreement or any document, agreement or instrument to be executed or delivered herewith contains any untrue statements of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

(iv)                              The execution, delivery and performance of this Agreement, and any document, agreement or instrument to be executed or delivered herewith, by the Borrowers and Guarantor (to the extent they are parties to such document, agreement or instrument) will not result in the violation of any mortgage, indenture, material contract, instrument, agreement, judgment, decree, order, statute, rule or regulation to which the Borrowers or Guarantor (to the extent they are parties to such document, agreement or instrument) are subject or by which they or any of their respective property is bound;

(v)                                 This Agreement and the documents, agreements and instruments to be executed or delivered herewith constitute the legal, valid and binding obligations of the Borrowers and Guarantor (to the extent they are parties to such document, agreement or instrument), are enforceable against Borrowers and Guarantor (to the extent they are parties thereto) in accordance with their terms and have been duly authorized, executed and delivered by the Borrowers and Guarantor;

(vi)                              No consents or approvals are required in connection with the execution, delivery and performance by the Borrowers and Guarantor of this Agreement or any documents, agreements or instruments to be executed or delivered herewith that have not been previously obtained; and

(vii)                           Each of the Borrowers and the Guarantor has the corporate power, legal capacity, and authority to execute, deliver and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

(c)                                  The Borrowers intend to file a so-called pre-packaged Chapter 11 case and, in connection therewith, the Borrowers shall:

(i)                                     Circulate to Lenders for review, a proposed agreement between the Borrowers and the holders of the Senior Unsecured High Yield Notes resolving all defaults thereunder on or before December 21, 2005;

(ii)                                  Circulate a plan and disclosure statement to GE Capital for approval and comment on or before December 26, 2005;

(iii)                               On or before December 26, 2005, the Borrowers shall have either (i) accepted GE Capital’s proposal to provide a DIP credit facility (the”DIP Credit Facility”)  , or (ii) delivered to Agent a written commitment from a reputable lender to provide a DIP credit facility that provides for payment in full of the Obligations not later than the date such DIP credit facility is approved by final order of the Bankruptcy Court.

(iv)                              Distribute solicitations to the plan and disclosure statement on or before January 2, 2005;

(v)                                 File Chapter 11 on or before February 1, 2006; and

(vi)                              Confirm a Chapter 11 case on or before March 30, 2006.

(d)                                 The Borrowers and Guarantor hereby expressly acknowledge and confirm that the foregoing representations and warranties are being specifically relied upon by the Lenders as a material inducement to the Lenders to enter into this Agreement and to forbear from exercising the Lenders’ rights and remedies under the Credit Agreement and the Loan Documents, other than their right upon the occurrence of a Terminating Event to charge interest at the Default Rate and the rights and remedies described herein.  The foregoing representations and warranties shall survive the execution and delivery of this Agreement and the documents, agreements and instruments to be executed or delivered herewith.

8.                                       Fees; Expenses; Costs.   The Borrowers shall pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Lenders, heretofore or hereafter incurred, which are related to or in connection with this Agreement, the Credit Agreement, and any documents, agreements or instruments executed in connection herewith or therewith including, without limitation, the reasonable fees and expenses of the consultants, attorneys or other professionals retained by the Agent or any of the Lenders (the “Documentation Fees”).  In addition, the Borrowers shall pay to the Agent a forbearance fee in an amount equal to $300,000 (the “Agent Fee”).  Nothing in this Agreement shall be intended or construed to hold the Agent or the Lenders liable or responsible for any expense, liability or obligation of any kind or nature whatsoever incurred by the Borrowers or any Guarantor (including, without limitation, attorneys’ fees and expenses, other professionals’ fees and expenses, any crisis manager’s fees and expenses, wages, salaries, payroll taxes, withholdings, benefits or other amounts payable by or on behalf of the Borrowers or any Guarantor).  Additionally, the Agent may reserve from the amounts otherwise available to the Borrowers as a Revolving Credit Advance such amounts necessary to pay the Documentation Fees and Agent Fee.

9.                                       Disgorgement.  If any Lender is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest or other consideration shall be revived and continue as if such payment, interest or other consideration had not been received by such Lender, and the Borrowers and Guarantor shall be liable to, and shall indemnify, defend (engaging counsel acceptable to such Lender) and hold such Lender harmless for, the amount of such payment or interest surrendered or disgorged.  The provisions of this Section 9 shall survive execution and delivery of this Agreement and the documents, agreements and instruments to be executed or delivered herewith.

10.                                 No Defenses; Reliance.

(a)                                  Each of the Borrowers and the Guarantor hereby acknowledges and confirms that there are no existing defenses, claims, counterclaims or rights of recoupment or set-off against the Agent or any Lender in connection with the Obligations owed to the Agent or the Lenders under the Credit Agreement or any Loan Document or in connection with the negotiation, preparation, execution, performance or any other matters relating to the Credit Agreement, the Loan Documents or this Agreement.

(b)                                 Each of the Borrowers and the Guarantor further acknowledges and agrees that, notwithstanding anything to the contrary set forth in this Agreement, the Agent and the Lenders do not have, nor shall have, an obligation other than as specifically and expressly set forth in this Agreement to:  (i) amend the Credit Agreement or any Loan Document or otherwise further restructure the Obligations; (ii) make any further loans, advances or extension of credit to or for the benefit of the Borrowers or any Guarantor, (iii) extend the Forbearance Period; (iv) refrain from terminating the Forbearance Period upon the occurrence of any Terminating Event or (v) enter into any other instruments, agreements or documents regarding any of the same with the Borrowers or any Guarantor, and that neither the Lenders nor any of their respective representatives have made any agreements with, or commitments or representations or warranties to, the Borrowers or any Guarantor (either in writing or orally), other than as expressly stated in this Agreement.

(c)                                  Each of the Borrowers and the Guarantor understands and further agrees that the Lenders are relying on all terms, covenants, conditions, warranties and representations set forth in this Agreement, including, without limitation, the Lenders’ right to terminate the Forbearance Period at any time upon the occurrence of a Terminating Event, as a material inducement to the Lenders to enter into this Agreement.

11.                                 Cumulative Remedies; Non-Waiver.

(a)                                  Except as otherwise specifically provided in this Agreement, the rights, powers, authorities, remedies, interests and benefits conferred upon the Agent and the Lenders by and as provided in this Agreement are intended to supplement, and be in addition to (and shall not in any way otherwise replace, supersede, amend, limit or restrict), the rights, powers, authorities, remedies, interests, and benefits conferred by the Credit Agreement and the Loan Documents.

(b)                                 Except as otherwise specifically provided in this Agreement, the Agent and the Lenders’ execution of or performance under this Agreement does not (and it shall not be construed so as to) waive, relinquish, restrict or limit in any way any of the rights, remedies, claims or causes of action that the Agent or any Lender has or may have under or with respect to the Credit Agreement, the Loan Documents, or applicable law (all of which are expressly reserved) regardless of whether any of the foregoing relate to or arise out of acts, omissions, events or transactions occurring before or after the date hereof.  Except as otherwise specifically provided in this Agreement, the Agent and the Lenders hereby expressly reserve all rights to take any and all actions, and exercise any and all remedies, authorized under the Credit Agreement, any Loan Document or at law or in equity as a result of or with respect to the occurrence and continuance of any Events of Default that have or may have heretofore occurred thereunder and any Events of Default that may hereafter occur or exist thereunder.  Nothing contained herein, and no action taken by the Agent or any Lender pursuant hereto or as provided herein, shall be deemed to be a waiver of any Events of Default.

(c)                                  No delay on the part of the Agent or any Lender in the exercise of any power, right or remedy under this Agreement, the Credit Agreement or any Loan Document at any time shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Lender of any power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy.

12.                                 Release.  In consideration of the accommodations being made available by the Lenders to or for the benefit of the Borrowers or Guarantor under this Agreement, including, without limitation, the Lenders’ agreement to forbear, the Borrowers and Guarantor, for themselves and their respective agents, employees, representatives, subsidiaries, affiliates, shareholders, officers, successors and assigns, do hereby remise, release and forever discharge the Agent and the Lenders and their respective shareholders, subsidiaries, affiliates, directors, servants, agents, employees, representatives, officers, attorneys and their respective heirs, personal representatives, successors and assigns of and from any and all claims, counterclaims, demands, actions and causes of action of any nature whatsoever, whether at law or in equity, including, without limitation, any of the foregoing arising out of or relating to the Credit Agreement and the Loan Documents, any acts or omissions of any releasee in connection therewith, the transactions described in this Agreement or any proposed financing arrangements to or for the benefit of the Borrowers or any Guarantor, or any entities owned by or under the control of the Borrowers or any Guarantor, which any of them, now has or hereafter can or may have for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date hereof; provided, however, that nothing contained in this Section 12 shall relieve the Lenders of their obligations under this Agreement.

13.                                 Waivers.  In consideration of the accommodations being made available by the Lenders to or for the benefit of the Borrowers and Guarantor under this Agreement, including, without limitation, the forbearance on the part of the Lenders:

(a)                                  The Borrowers and Guarantor hereby waive the benefit of any theory or statute requiring the marshaling of assets or other similar legal doctrine and agree that upon a Terminating Event the Agent and the Lenders may exercise their rights against the Collateral and apply the proceeds thereof to any of the Obligations, as aforesaid.

(b)                                 The Borrowers and Guarantor hereby agree that, to the extent the Borrowers and Guarantor would otherwise have a right of notification of sale under Section 9-611 of the Uniform Commercial Code as enacted in any applicable state, ten days’ prior written notice of any sale of the Collateral shall be sufficient to satisfy any such notice requirement under Section 9-611 of the Uniform Commercial Code.

14.                                 Relationship.  The Borrowers and Guarantor agree that the relationship between the Agent, the Lenders, the Borrowers and Guarantor is that of creditor and debtor and not that of partners or joint venturers.  This Agreement does not constitute a partnership agreement, or any other association between the Agent, the Lenders, the Borrowers and Guarantor.  The Borrowers and Guarantor acknowledge that the Agent and the Lenders have acted at all times only as creditors to the Borrowers and Guarantor within the normal and usual scope of the activities normally undertaken by a creditor and in no event has the Agent or any Lender attempted to exercise any control over the Borrowers or Guarantor or their respective businesses or affairs.  The Borrowers or Guarantor further acknowledge that the Agent and the Lenders have not taken or failed to take any action under or in connection with their rights under the Credit Agreement and the Loan Documents that in any way or to any extent have interfered with or adversely affect the Borrowers’ and/or Guarantor’s ownership of the Collateral.

15.                                 Notices.  All notices, requests or other communications required or desired to be given hereunder shall be sent by registered or certified mail, return receipt requested, postage prepaid, to the addressee at the address listed in the Credit Agreement or at such other address as any party may designate in writing, or any such notice, request or other communication may be sent by any other means, but no such notice, request or other communication shall be deemed delivered until it is actually received by the intended recipient.

16.                                 No Third Party Beneficiaries.  This Agreement is made and entered into for the sole protection and benefit of the parties hereto and the Agent and the Lenders and no other person or entity shall have any right of action hereon, right to claim any right or benefit from the terms contained herein, or be deemed a third party beneficiary hereunder.

17.                                 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, it being the parties’ intention that each and every provision of this Agreement be enforced to the fullest extent permitted by applicable law.

18.                                 Further Assurances. At the Agent’s reasonable request, the Borrowers and Guarantor shall promptly execute any other document to evidence or further the intent of the parties as set forth herein.

19.                                 Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.  Delivery of an executed counterpart of the signature page by telecopier shall be as effective as delivery of an original manually executed counterpart.

20.                                 Descriptive Headings; Construction.  The headings in this Agreement are intended for convenient references only and shall not in any way limit, amplify or be used in interpreting the terms of this Agreement.  The masculine, feminine or neuter gender in the singular or plural shall be deemed to include the others wherever the context of this Agreement so requires.  This Agreement shall not be construed against any party hereto as the drafters of this Agreement.

21.                                 Governing Law.  The parties acknowledge and agree that this Agreement shall be governed by, and construed in accordance with the laws of the State of New York .

22.                                 Time of Essence.  Time is of the essence with respect to this Agreement.

23.                                 Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, the Agent, the Lenders, the Borrowers and Guarantor and their respective successors and assigns, except that the Borrowers or Guarantor may not assign their rights under this Agreement, the Credit Agreement or any Loan Documents without the prior written consent of the Agent.

24.                                 Waiver of Jury Trial.  THE PARTIES WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER DOCUMENT OR RELATING TO OR ARISING FROM THE RELATIONSHIP WHICH IS THE SUBJECT OF THE CREDIT AGREEMENT, THE OTHER DOCUMENTS, OR THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

25.                                 Lenders’ Actions.  The authority herein conferred upon the Agent and the Lenders and any action taken by the Agent or any Lender hereunder or under the Credit Agreement and any Loan Document or any document, agreement or instrument referred to herein will be taken by the Agent and the Lender for the protection of the Agent and the Lenders only, and the Agent and the Lenders do not assume and shall not be deemed to have assumed any responsibility to the Borrowers or Guarantor or to any other persons with respect to any such action authorized or taken by the Agent or any Lender.  Except for the specific rights and obligations of the Agent and the Lenders set forth in this Agreement, no other party hereto shall be entitled to rely upon, or claim to have relied upon, any action taken or failed to have been taken by the Agent or any Lender or their respective consultants, agents, employees or representatives.

26.                                 Amendments. This Agreement may be amended only by a written agreement signed by the parties.

27.                                 Voluntary Agreement.  The Borrowers and Guarantor represent and warrant to the Agent and the Lenders that the Borrowers and Guarantor are represented by legal counsel of their choice, that they have consulted with such counsel regarding this Agreement, that they are fully aware of the terms and provisions contained herein and of their effect and that they have voluntarily and without coercion or duress of any kind entered into this Agreement.

28.                                 Indemnification.  From and after the date hereof, the Borrowers and Guarantor, severally and collectively, shall indemnify, defend and hold harmless the Agent and each Lender and its respective shareholders, subsidiaries, affiliates, directors, servants, agents, employees, representatives, officers, attorneys and their respective heirs, personal representatives, successors and assigns (severally and collectively, the “Indemnified Parties”) against and from any and all liability for, and against and from all losses or damages Indemnified Parties may suffer as a result of, any claim, demand, cost, expense, or judgment of any type, kind, character or nature (including reasonable attorneys’ fees and court costs), which Indemnified Parties shall incur or suffer as a result of (a) any act or omission of the Borrowers or Guarantor or any of their agents or representatives in connection with the Credit Agreement, the related Loan Documents, the transactions described in this Agreement and/or any of the instruments, agreements and documents referred to in this Agreement, (b) the breach or inaccuracy of any of the representations or warranties of the Borrowers or Guarantor, or (c) the breach of any of the respective covenants set forth herein of the Borrowers or Guarantor.  This indemnification shall survive execution, delivery and subsequent termination of this Agreement.

29.                                 Integration.  This Agreement and the instruments, agreements and documents referred to in this Agreement shall be deemed incorporated into and made a part of the Credit Agreement and the Loan Documents.  All such instruments, agreements and documents, and this Agreement, shall be construed as integrated and complementary of each other, and, except as otherwise specifically provided in this Agreement, as augmenting and not restricting the Agent and the Lenders’ rights, remedies, benefits and security.  If after applying the foregoing an inconsistency still exists, the provisions of this Agreement shall constitute an amendment to the Credit Agreement and shall control.

30.                                 Other Terms.  Subject to the provisions of this Agreement, all other terms of the Credit Agreement, including without limitation, the representations, warranties and covenants contained therein, in the Loan Documents and in the waiver agreements dated August 8, 2005, October 14, 2005 and November 7, 2005, are not modified by this Agreement or any of the documents, agreements or instruments referred to herein and shall remain in full force and effect between the parties

Nothing in this Agreement or any related documents shall constitute a waiver of any existing or future Event of Default or, to the extent not expressly provided herein, any rights and/or remedies of the Agent and the Lenders.  Nothing in this Agreement shall affect or impair the effectiveness of any of the Guaranty of the Guarantor with respect either to existing or future indebtedness of the Borrowers to the Agent and the Lenders.  The Guarantor, in consideration of the Agent and the Lenders entering into this Agreement hereby irrevocably and specifically waives and releases any and all defenses and/or grounds of avoidance such Guarantor has or may believe it has to any or all of its obligations under any of the Guaranty referred to herein, including, without limitation, any defense or ground of avoidance based on lack of perfection of any security interest of the Agent or any Lender in any Collateral.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be acknowledged, executed and delivered by their duly authorized officers as of the date first above written.

LENDER AND AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title: Its Duly Authorized Signatory

[BORROWERS’ SIGNATURES CONTINUE ON NEXT PAGE]

BORROWERS:

CURATIVE HEALTH SERVICES, INC.,
a Minnesota corporation formerly known as
Curative Holding Co.

By:
Name:
Title:
Date:

EBIOCARE.COM, INC.

By:
Name:
Title:
Date:

HEMOPHILIA ACCESS, INC.

By:
Name:
Title:
Date:

APEX THERAPEUTIC CARE, INC.

By:
Name:
Title:
Date:

CHS SERVICES, INC.

By:
Name:
Title:
Date:

CURATIVE HEALTH SERVICES OF NEW
YORK, INC.

By:
Name:
Title:
Date:

OPTIMAL CARE PLUS, INC.

By:
Name:
Title:
Date:

INFINITY INFUSION, LLC

By: Curative Health Services Co., its Sole
Member

By:
Name:
Title:
Date:

INFINITY INFUSION II, LLC

By: Curative Health Services Co., its Sole
Member

By:
Name:
Title:
Date:

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General
Partner

By: Curative Health Services Co., the Sole
Member of Infinity Infusion II, LLC

By:
Name:
Title:
Date:

MEDCARE, INC.

By:
Name:
Title:
Date:

CURATIVE PHARMACY SERVICES, INC.

By:
Name:
Title:
Date:

CURATIVE HEALTH SERVICES CO.,
a Minnesota corporation formerly known as
Curative Health Services, Inc.

By:
Name:
Title:
Date:

CRITICAL CARE SYSTEMS, INC.

By:
Name:
Title:
Date:

GUARANTOR:

CURATIVE HEALTH SERVICES III CO.

By:
Name:
Title:
Date: